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                                                                   EXHIBIT 10.13

                                 SIXTH AMENDMENT

         This Sixth Amendment is entered and made as of this 14th day of August, 2003 (the "Amendment") as an amendment to the Service Agreement dated as of November 11, 1997, by and between US Airways, Inc. ("US Airways") and Mesa Airlines, Inc. as amended ("MesaJet" or "Mesa") (the "Agreement").

                                   WITNESSETH:

         WHEREAS, US Airways and Mesa have entered into the Agreement; and

         WHEREAS, US Airways and Mesa have entered into the First Amendment to the Agreement dated as of November, 24, 1999 (the "First Amendment"); and

         WHEREAS, US Airways and Mesa have entered into the Second Amendment to the Agreement dated as of October 6, 2000 (the "Second Amendment"); and

         WHEREAS, Mesa has entered into a Consent Agreement dated as of October 6, 2000; and

         WHEREAS, US Airways and Mesa have entered into the Third Amendment to the Agreement dated as of October 17, 2002 (the "Third Amendment"); and

         WHEREAS, US Airways and Mesa have entered into the Fourth Amendment to the Agreement dated as of October 17, 2002 (the "Fourth Amendment"); and

         WHEREAS, US Airways and Mesa have entered into the Fifth Amendment to the Agreement dated as of October 17, 2002 (the "Fifth Amendment"); and

         WHEREAS, Mesa is a wholly-owned subsidiary of Mesa Air Group, Inc. ("Mesa Air Group");

         WHEREAS, Mesa wishes to assign all rights, and delegate all responsibilities, obligations and duties of Mesa Airlines under the Agreement to Mesa Air Group.

         WHEREAS, Mesa Air Group wishes to assume all rights, and accept all responsibilities, obligations and duties of Mesa under the Agreement;

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         WHEREAS, US Airways desires to consent to such assignment by Mesa and such assumption and acceptance by Mesa Air Group;

         WHEREAS, US Airways and Mesa desire to amend certain provisions of the Agreement;

         NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, and intending to be legally bound, US Airways and Mesa hereby agree as follows:

         1. Mesa hereby transfers, assigns and sets over unto Mesa Air Group any and all of Mesa Airlines' right, title and interest in, to and under the Agreement.

         2. Mesa Air Group, for itself and its successors and assigns, does hereby expressly accept and assume and agree to perform and observe all the terms, covenants and agreements contained in the Agreement.

         3. US Airways hereby consents to the assignment of the Agreement from Mesa Airlines to Mesa Air Group.

         4. Mesa Air Group shall cause the Flight Services contemplated by the Agreement to be performed by Mesa; provided, however, that Mesa Air Group may request US Airways consent, such consent not to be unreasonably withheld, to substitute another wholly-owned Mesa subsidiary carrier as the operating carrier for some or all the Flight Services upon * days prior written notice to US Airways.

         5. The assignment by Mesa and the assumption by Mesa Air Group does not release, discharge or relieve Mesa Airlines, Mesa Air Group or US Airways from any liability, obligations and duties under the Agreement. US Airways, Mesa Airlines and Mesa Air Group shall remain liable and obligated for all their respective liabilities, obligations and duties under

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the Agreement notwithstanding the assignment of the Agreement. Mesa acknowledges that neither this Assignment nor any further assignment shall have the effect of releasing Mesa from any of the obligations, liabilities, covenants or undertakings contained in the Agreement.

         6. If any aspect of the assignment or assumption contemplated under this Amendment shall be found invalid or unenforceable, any such rights, liability, obligations and duties under the Agreement shall revert to Mesa Airlines and the Agreement shall continue in full force and effect.

         7. Section 2.1(b) is hereby amended by deleting the number "*" in the first line and replacing it with the number "*"

         8. Exhibit A-5 is hereby deleted in its entirety and is replaced with the attached Exhibit A-6.

         9. Section 7.6 is hereby amended by adding the following at the end of Section 7.6(a):

         The above notwithstanding, the initial term for aircraft * on Exhibit A-6 shall commence on the date that is * days prior to the date on which each such aircraft is delivered to US Airways (which delivery date Mesa shall use its reasonable efforts to cause to occur on or about the dates set forth in Exhibit A-6). As aircraft * are leased to Mesa under separate leases (each a "Head Lease") each having a * year term and separate commencement dates (each of which shall be after *), the initial term for each of aircraft * shall expire on the * ; provided, however, that each aircraft shall be taken out of service for the last * days of the initial term in order to put the aircraft in the return condition required by * . US Airways may request that the term for each of aircraft * may be renewed for up to * additional * year terms upon notice to Mesa given at least * prior to the last day of the initial term relating to such aircraft (or the first renewal term, as the

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case may be). Mesa will notify US Airways not less than * prior to the last day of the initial term relating to such aircraft (or the first renewal term, as the case may be) as to whether such renewal will be granted. Aircraft Ownership shall be increased by the * , provided that such increase may not exceed $* per month, during any renewal term. The initial term for each of aircraft * shall expire on *.

         10. Section 5.2(p) is amended by adding the following sentence to the second paragraph of this Section:

          The Aircraft Ownership Cost per month for the Additional Aircraft * shall be $* per aircraft per month.

         11. Section 5.4(i) is hereby amended by adding the following sentence to the Section:

          Should the trailing 12 month average flight hour to cycle ratio be less than *, this amount shall be increased by $* per Block Hour for each ERJ Aircraft operated under the Agreement.

         12. Except as reflected above, the Agreement remains unchanged in all other respects. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning set forth in the Agreement. Upon its execution, this Sixth Amendment, together with the Agreement, will be the complete and binding understanding of the Parties with respect to the terms and conditions of the Agreement, as amended by the terms set forth herein. As amended by this Amendment, the Agreement is hereby ratified and shall continue in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

MESA AIRLINES, INC.                                  US AIRWAYS, INC.

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  /S/ Michael Lotz                          /S/ N. Bruce Ashby
  -----------------------------             -----------------------------
By: Michael Lotz                         By: N. Bruce Ashby
Title: President                         Title: Sr. Vice President - Alliances
                                                & President - US Airways Express

MESA AIR GROUP, INC.

  /S/ Jonathan Ornstein
  ------------------------------
By: Jonathan Ornstein
Its: Chief Executive Officer

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                                   EXHIBIT A-6

                                        *

*   *.
**  *.

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